Exhibit 99.1
                             AURORA GOLD CORPORATION
NEWS RELEASE 17-2006                                             July 14, 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER

                                  NEWS RELEASE
                                  ------------

Aurora Gold Corporation announces initial drilling results from the Attacadau gold occurrence on the Sao Domingos gold property and a significant gold in soil anomaly at the Santa Isabel property in the Tapajos Gold Province, State of Para, Brazil

Balcatta,  WA,  Australia,  -  July  14, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para , Brazil, is pleased to announce the initial drilling results from the first drill hole at the Attacadau gold occurrence on the Sao Domingos gold property, and significant soil anomaly from the Santa Isabel property.

Current drilling on the Sao Domingos property targeting an extensive soil and rock chip anomaly has intersected gold mineralisation in the first hole. Results are tabulated below.

6m  @  1.31  g/t  Gold  from  29m
2m  @  1.09  g/t  Gold  from  57m
8m  @  1.19  g/t  Gold  from  73m

The gold mineralisation in the first hole confirms the potential for the Attacadau occurrence and Aurora Gold is now in a position to continue testing the anomaly further along strike. Reassessment of the anomaly shows it to strengthen to the North West and Aurora Gold has prepared the area for drill testing in the coming days. The drilling will now target an extension of the mineralisation form the first hole along strike. Based on the soil sampling results it appears the mineralised halo increases in grade and width as it is traced NE from the current intersections.

Gold mineralization has been intersected in several zones through the first drill hole and has now given the geologists a much better understanding of the subsurface geometry of the mineralised portion of this structure. The geologists feel this is the weakest part of the mineralised structure based on the geochem results and anticipate it to strengthen to the NW. The Company will now look to extend the drilling campaign and target this structure along strike.

The company is also pleased to outline the results of soil geochemistry at the Santa Isabel Property. Results show a very high-grade 400m anomaly grading +2g/t in soils with other assays at +1 g/t in soils over a strike length of several hundred meters. Aurora Gold is planning to mobilize drilling equipment to the area to test the depth and strike potential of the anomaly. Aurora Gold is also confident that drilling will reveal high-grade mineralisation over several hundred meters.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration properties in the Tapajos Gold Province, State of Para, Brazil, whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.


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For  Further  information,  please  call  Klaus  Eckhof
Phone:                      (+61)  8  9240-2836
Mobile:                     (+61)  411-148-209
Address:                    30  Ledger  Road,  Balcatta,  WA,  6021  Australia
Website:                    www.aurora-gold.com

ON  BEHALF  OF  THE  BOARD

"Klaus  Eckhof"

Klaus  Eckhof
President,  CEO  and  Director


CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                          ------------------

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.


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